This agreement dated March 23, 2007

By and between

The Seller
1306538 Alberta Ltd.,
an Alberta corporation with its registered office in the City of Edmonton, Alberta

And the Buyer
Wescorp Energy Inc.,
a Delaware registered corporation with offices in Cities of Calgary and Edmonton, Alberta

Wherein the Seller acknowledges receipt of good and valuable consideration for the sale and transfer of the following goods (the “Sold Goods”):

Four Hundred Seventy Thousand One Hundred Forty Three (470,143) shares of the common stock of Oilsands Quest Inc. (listed as “BQI-A” on the American Stock Exchange)

and the Buyer acknowledges payment of good and valuable consideration for the purchase of the above noted goods. The consideration for the purchase of the above noted goods is the following (the “Purchase Consideration”):

One hundred and seventy thousand (170,000) shares of the common stock of Synenco Energy Inc. (listed as “SYN” on the Toronto Stock Exchange)

The calculation of the number of shares of the Sold Goods is as outlined in Schedule “A” attached. The Seller warrants ownership of title in and the right to sell the Sold Goods to the Buyer free and clear of all encumbrances. The Seller gives no warranties and makes no representations as to their appropriateness to any particular purpose of the Sold Goods.

The Buyer warrants ownership of title in and the right to transfer the above-listed Purchase Consideration to the Seller free and clear of all encumbrances. The Buyer gives no warranties and makes no representations as to their appropriateness to any particular purpose of the goods.

The Buyer acknowledges that the Sold Goods will be in the form of a stock certificate [certificate number ES176 in the amount of one million six hundred and forty-six thousand (1,646,000) shares] of the capital stock of Oilsands Quest Inc., and will remain in the name of the Seller for approximately ninety (90) days. Within that ninety (90) day period (or as soon as practical thereafter), the Seller will get a new certificate for the benefit of the Buyer for the exact number of shares as the Sold Goods. The Seller will execute a trust agreement giving full and absolute title to the Buyer for the amount of the Sold Goods. This stock certificate will be kept by the Buyer.

(continued)

The Buyer and Seller each acknowledge the opportunity to examine the goods and has examined the goods of their own accord. The Buyer and Seller each acknowledge that they are buying the respective goods “as is” and at their own risk. The Buyer and the Seller warrant that they will not make any claims against each other for representations and warranties, implied or express, or collateral agreements as to their appropriateness to any particular purpose.

Given and received this ____ day of March, 2007.

/s/ Ed Miezewaki	)	/s/ Gord Barnes
[Witness’s signature]	)	per
[Seller’s signature]
1306538 Alberta Ltd.

/s/ Blaine Miciak	)	/s/ Douglas Biles
[Witness’s signature]	)	per
[Buyer’s signature]
Wescorp Energy Inc.